UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2013

Parametric Sound Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-54020	27-2767540
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13771 Danielson Street, Suite L
Poway, California 92064

(Address of Principal Executive Offices)

____________________

888-477-2150

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Transfer of Listing.

(d) On October 22, 2013, Parametric Sound Corporation (“Parametric”) submitted to The NASDAQ Stock Market LLC (“NASDAQ”) an initial listing application with respect to the continued listing of Parametric common stock on The NASDAQ Capital Market, as required by NASDAQ Stock Market Rule 5110(a) as a result of the transactions contemplated by the Agreement and Plan of Merger dated August 5, 2013 among Parametric, VTB Holdings, Inc. and Paris Acquisition Corp. (the “merger agreement”), which provide for a business combination with a non-NASDAQ entity that will result in a change in control of Parametric.

On December 24, 2013, Parametric notified NASDAQ that it wished for its common stock to be listed on The NASDAQ Global Market instead of The NASDAQ Capital Market following the closing under the merger agreement. On that same day, NASDAQ’s Staff informed Parametric that its application to list its common stock on The NASDAQ Global Market was approved.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As contemplated by the merger agreement and the proxy statement filed with the SEC on December 3, 2013 (the “proxy statement”), on December 27, 2013, following the Special Meeting (defined below):

•	Messrs. Honore, Kaplan and Norris delivered to the Secretary of Parametric written resignations from Parametric’s board of directors, which resignations are in each case contingent and effective upon the completion of the merger contemplated by the merger agreement (the “merger”);

•	Mr. Potashner delivered to the Secretary of Parametric a written resignation from the position of Executive Chairman, contingent and effective upon the completion of the merger;

•	Mr. Norris delivered to the Secretary of Parametric a written resignation from the position of President contingent and effective upon the completion of the merger; and

•	Mr. Barnes delivered to the Secretary of Parametric a written resignation from the positions of Chief Financial Officer, Treasurer and Secretary, contingent and effective upon the completion of the merger.

Messrs. Potashner and Wolfe have been designated by Parametric to continue to serve on Parametric’s board of directors following the merger, and will comprise two of the seven initial post-merger directors on a nine-person board of directors; Turtle Beach has the right to designate the other five directors.

Messrs. Norris and Barnes are also anticipated to remain employed by Parametric following the merger, at least for a transition period, in roles and on terms yet to be determined.

Forward-Looking Statements:

This Current Report on Form 8-K contains forward-looking statements, such as references to completion of the merger, the composition of the Parametric board of directors following the merger and the continuation of service by certain individuals to Parametric following the merger. These statements, including their underlying assumptions, are subject to risk and uncertainties and are not guarantees of future performance. Results may differ due to various factors. For further details of these risks, you should read our filings with the SEC, including the proxy statement and the “Risk Factors” section therein and our most recent Form 10-K for the fiscal year ended September 30, 2013.

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Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 27, 2013, at a special meeting (the “Special Meeting”) of stockholders of Parametric, Parametric’s stockholders approved the issuance of Parametric common stock, par value $0.001 per share, in connection with the merger agreement and the corresponding change of control of Parametric (referred to as the “merger proposal”). At the Special Meeting, Parametric’s stockholders also approved (i) on an advisory (non-binding) basis, specified compensation that may become payable to the named executive officers of Parametric in connection with the merger, (ii) the Parametric Sound Corporation 2013 Stock-Based Incentive Compensation Plan and (iii) the Parametric Sound Corporation Annual Incentive Bonus Plan. Finally, the proposal to adjourn the Special Meeting to a later date, if necessary or appropriate, to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to approve the merger proposal was not submitted for a vote. Each proposal submitted for a vote at the Special Meeting was approved by the affirmative vote of the holders of a majority of the votes cast on such proposal, excluding abstentions.

6,837,321 shares of Parametric common stock were entitled to be voted at the Special Meeting, of which 4,012,274 shares, or approximately 59 % of the issued and outstanding shares, were represented either in person or by proxy. The final voting results with respect to each proposal are set forth below.

Proposal 1: Parametric’s stockholders approved the merger proposal. Votes cast were as follows:

For	Against	Abstain	Broker Non-Votes
3,801,508	198,488	12,278	-0-

Proposal 2: Parametric’s stockholders approved, on an advisory (non-binding) basis, specified compensation that may become payable to the named executive officers of Parametric in connection with the merger. Votes cast were as follows:

For	Against	Abstain	Broker Non-Votes
3,281,735	692,539	38,000	-0-

Proposal 4: Parametric’s stockholders approved the Parametric Sound Corporation 2013 Stock-Based Incentive Compensation Plan. Votes cast were as follows:

For	Against	Abstain	Broker Non-Votes
3,342,049	636,507	33,718	-0-

Proposal 5: Parametric’s stockholders approved the Parametric Sound Corporation Annual Incentive Bonus Plan. Votes cast were as follows:

For	Against	Abstain	Broker Non-Votes
3,824,468	145,598	42,208	-0-

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Item 8.01 Other Events.

On December 27, 2013, Parametric issued a press release announcing the approval of the merger proposal by its stockholders and the approval by The NASDAQ Stock Market for the listing of its shares of common stock on The NASDAQ Global Market post-merger. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated December 27, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Parametric Sound Corporation

Dated: December 30, 2013	By:	/s/ James A. Barnes
James A. Barnes Chief Financial Officer, Treasurer and Secretary

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